Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to the Registration Statement No. 333- 289810 on Form S-1 of our report dated March 17, 2025, relating to the financial statements of Pattern Group Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Salt Lake City, Utah
September 10, 2025